UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2015

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, zip code)

(717) 757-7660
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K dated January 20, 2015, on January 16, 2015, Keith E. Plowman announced his retirement as Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc. (the “Company”), effective August 1, 2015.  Mr. Plowman retired from the Company effective August 1, 2015. Pending the announcement of the new Chief Financial Officer of the Company, Michael W. Webb, Senior Vice President — Chief Accounting Officer of the Company, will serve as the Company’s principal financial officer in addition to serving in his current capacity as the Company’s principal accounting officer. Mr. Webb, age 54, has served as Senior Vice President —  Chief Accounting Officer since June 2015, as Group Vice President — Chief Accounting Officer from May 2013  to June 2015, as Vice President - Corporate Accounting and Chief Accountant from May 2010 to May 2013 and in other accounting roles with the Company since May 1984.  Mr. Webb is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ J. Gregory Yawman
J. Gregory Yawman
Vice President — General Counsel & Secretary

Dated: August 3, 2015